Exhibit 10.2

EXPENSE LIMITATION AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Expense Limitation and Conditional Reimbursement Agreement (the "Agreement") is made this 5th day of May, 2026, by and between 5C Lending Partners Corp., a Maryland corporation (the "Company"), and 5C Lending Partners Advisor LLC, a Delaware limited liability company (the "Advisor", and together with the Company, the "Parties").

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Company has retained the Advisor to furnish investment advisory services to the Company on the terms and conditions set forth in the investment advisory agreement, dated June 18, 2024, entered between the Company and the Advisor, as may be amended or restated (the "Investment Advisory Agreement");

WHEREAS, the Company and the Advisor previously entered into an Expense Support and Conditional Reimbursement Agreement dated the 18th of June, 2024 (the "Original Agreement");

WHEREAS, the Parties desire for all expenses of the Company incurred through March 31, 2026 to be subject to the terms of the Original Agreement and reimbursed by the Company in accordance with the terms thereof;

WHEREAS, with respect to all expenses the Company incurs as of April 1, 2026 and thereafter, the Company and the Advisor desire to be subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Company and the Advisor have determined that it is appropriate and in the best interests of the Company to limit the Company's Operating Expenses (as defined in Section 2(b)) payable by the Company for any quarterly period to no more than 0.25% of the Company's average Gross Assets (as defined below) for such quarter (the "Expense Cap").

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.
Advisor Expense Payments to the Company

(a)
On a quarterly basis (each, an "Applicable Calendar Quarter"), beginning with the quarter that commences on April 1, 2026, the Advisor shall reimburse the Company, or pay on its behalf, Operating Expenses (as defined in Section 2(b)) (i) exceeding the Expense Cap, and (ii) any additional percentage of the Company's average quarterly Gross Assets, only to the extent deemed appropriate in the sole discretion of the Advisor. Any payment made by the Advisor pursuant to the preceding sentence shall be referred to herein as an "Expense Payment." The actual amount of Operating Expenses incurred by the Company in any Applicable Calendar Quarter after deducting any Expense Payment (but not below zero), as a percentage of the Company's average quarterly Gross Assets, shall be referred to herein as the "Percentage Limit"). "Gross Assets" shall mean, as of any date of determination, the greater of (x) the actual gross assets of the Company or (y) $2.0 billion plus 1.25x assumed leverage ($4.5 billion in the aggregate). The average Gross Assets for any quarter shall be calculated by taking the average of the Gross Assets at the beginning of the calendar quarter and the Gross Assets at the end of the calendar quarter.

(b)
The Advisor's obligation to make an Expense Payment to the Company will be effective on the last business day of the Applicable Calendar Quarter. The Expense Payment for any Applicable Calendar Quarter shall be paid by the Advisor, or on behalf of the Company, in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to the Advisor or its affiliates no later than 90 days after the end of such Applicable Calendar Quarter.

2.
Reimbursement of Expense Payments by the Company

(a)
Any Expense Payment made by the Advisor pursuant to this Agreement shall be subject to conditional reimbursement by the Company on a quarterly basis within three years of the last calendar day of the Applicable Calendar Quarter in which the Expense Payment was made, provided that the Operating Expenses (as defined below) (less any fees or expenses waived or reimbursed by the Advisor) for the Applicable Calendar Quarter, expressed as a percentage of the Company's average Gross Assets during such Applicable Calendar Quarter is equal to or less than the Percentage Limit that was in effect at the time when the applicable Expense Payment was made. Any payments required to be made by the Company pursuant to this Section 2(a) shall be referred to herein as a "Reimbursement Payment".

(b)
For purposes of this Agreement, "Operating Expenses" means all of the Company's operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies, excluding management fees and incentive fees, financing fees and costs, interest expense, taxes, litigation expenses, underwriter costs and expenses, reimbursements due to the Advisor under the Original Agreement and this Agreement, and extraordinary or non-routine expenses not incurred in the ordinary course of the Company's business.

(c)
The Company's obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the Applicable Calendar Quarter, except to the extent the Advisor has waived its right to receive such payment for the Applicable Calendar Quarter. The Reimbursement Payment for any Applicable Calendar Quarter shall be paid by the Company to the Advisor in any combination of cash or other immediately available funds as promptly as possible following such Applicable Calendar Quarter and in no event later than 90 days after the end of such Applicable Calendar Quarter.

(d)
All Reimbursement Payments hereunder shall be deemed to relate to the earliest unreimbursed Expense Payments made by the Advisor to or on behalf of the Company within three years prior to the last business day of the Applicable Calendar Quarter in which such Reimbursement Payment obligation is accrued.

3.
Termination and Survival

(a)
This Agreement shall become effective as of the date of this Agreement. For the avoidance of doubt, all existing expenses of the Company incurred as of the date hereof and all expenses of the Company incurred up to March 31, 2026 and the Company's existing obligations to make Expense Payments or Reimbursement Payments in connection therewith shall be governed by the terms of the Original Agreement, provided, that all expenses of the Company incurred on or after April 1, 2026, and thereafter, shall be governed by the terms of this Agreement.

(b)
This Agreement may be terminated, without the payment of any penalty, by the Company or the Advisor at any time, with or without notice.

(c)
This Agreement shall automatically terminate in the event of: (i) the termination by the Company of the Investment Advisory Agreement; (ii) the Board of Directors of the Company makes a determination to dissolve or liquidate the Company; or (iii) upon a quotation or listing of the Company's securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the Company's assets to, or a merger or other liquidity transaction with, an entity in which the Company's stockholders receive shares of a publicly traded company that continues to be managed by the Advisor or an affiliate thereof.

(d)
Sections 3 and 4 of this Agreement shall survive any termination of this Agreement. Notwithstanding anything to the contrary, Section 2 of this Agreement shall survive any termination of this Agreement with respect to any Expense Payments that have not been reimbursed by the Company to the Advisor.

4.
Miscellaneous

(a)
The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.
(c)
Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the 1940 Act, this Agreement shall also be construed in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the 1940 Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Company to take any action contrary to the Company's Amended and Restated Charter or By-Laws, as each may be further amended or restated, or to relieve or deprive the Board of Directors of the Company of its responsibility for and control of the conduct of the affairs of the Company.

(d)
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(e)
The Company shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Advisor.

(f)
This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

5C LENDING PARTNERS CORP.

By: /s/ Thomas Connolly

Name: Thomas Connolly

Title: Co-President

By: /s/ Michael Koester

Name: Michael Koester

Title: Co-President

5C LENDING PARTNERS ADVISOR LLC

By: /s/ Thomas Connolly

Name: Thomas Connolly

Title: Co-Managing Partner

By: /s/ Michael Koester

Name: Michael Koester

Title: Co-Managing Partner